UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2014

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 24, 2014 Citizens & Northern Corporation (the “Company”) issued a press release announcing that the Company’s Board of Directors appointed Leo Lambert as Chairman of the Board. Mr. Lambert, who has been a Director of the Company and Citizens & Northern Bank (the “Bank”) since 2001, has also been appointed Chairman of the Board of the Bank, and will fill vacancies created in August 2014 as a result of the prior Chairman’s retirement and resignation. The Board of Directors also declared a regular quarterly cash dividend of $0.26 per share. The dividend is payable November 17, 2014 to shareholders of record as of November 4, 2014. Declaration of the dividend was made at the October 24, 2014 meeting of the Company’s Board of Directors.

A copy of the Company’s press release announcing these actions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date: October 24, 2014	By: /s/ Mark A. Hughes
Mark A. Hughes, Interim President and Chief Executive Officer